                                 FOREIGN ASSETS
                              DELEGATION AGREEMENT

     This FOREIGN ASSETS DELEGATION AGREMEENT (the "Agreement") is made this 2nd day of May, 2003 by and between A I M ADVISORS, INC., a Delaware corporation ("AIM") and each registered investment company (the "Investment Companies") and its respective portfolios as listed on Schedule A attached hereto (the "Funds"), as the same may be amended from time to time.

                                   WITNESSETH:

     WHEREAS, AIM has agreed to accept responsibility for the selection of foreign countries in which the Funds may invest; and

     WHEREAS, AIM has agreed to accept responsibility for selecting eligible foreign securities depositories in such countries;

     NOW THEREFORE, AIM hereby agrees as follows:

1.   DEFINITIONS.

     A. "ELIGIBLE FOREIGN SECURITIES DEPOSITORY" means a foreign Securities Depository that meets the eligibility requirements of Paragraph 5 hereof.

     B. "FOREIGN ASSETS" means any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

     C. "PREVAILING COUNTRY RISKS" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country, including but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Foreign Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors compromising "prevailing country risk", including the effects of foreign law on the safekeeping of Fund assets, the likelihood of expropriation, nationalization, freezing or confiscation of the Fund's assets and any reasonably foreseeable difficulties in repatriating the Fund's assets.

     D.   "PRIMARY CUSTODIAN" means State Street Bank and Trust Company.

     E. "SECURITIES DEPOSITORY" means a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities. A Securities Depository includes an Eligible Foreign Securities Depository.

FOREIGN COUNTRY SELECTION. AIM shall select the foreign countries in which a Fund invests. AIM may determine that an issuer is located in a particular country based on various factors, including the following; (i) the issuer is organized under the laws of and maintains a principal office in that country;
(ii) the issuer derives 50% or more of its total revenues from business in that country; (iii) the primary market for the issuer's securities is in that country. In addition, in determining whether to maintain assets of Fund in a foreign country, AIM shall consider Prevailing Country Risks. AIM may rely on information provided by computerized information services, such as Bloomberg terminals, in making the foregoing determinations. AIM may also rely on information and opinions provided by the Foreign Custody Manager in making such determinations. AIM may add or delete foreign countries to or from the list of approved foreign countries from time to time, as determined by the AIM employees who are portfolio managers of the Funds.

ELIGIBLE FOREIGN SECURITIES DEPOSITORIES SELECTION. AIM shall select Eligible Foreign Securities Depositories for the placement and maintenance of Foreign Assets. AIM shall not make any such selection unless and until is has determined that a Fund's custody arrangements provide reasonable safeguards against the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository, including:

     A.   Risk Analysis and Monitoring.

          (1) The Fund and AIM have received from the Primary Custodian (or its agent) an analysis of the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository; and

          (2) The contract between the Fund and the Primary Custodian requires the Primary Custodian (or its agent) to monitor the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository on a continuing basis, and promptly notify the Fund and AIM of any material change in these risks.

     B. Exercise of Care. The contract between the Fund and the Primary Custodian states that the Primary Custodian will agree to exercise reasonable care, prudence, and diligence in performing the requirements of Paragraphs 3(A)(1) and (2) above, or adhere to a higher standard of care.

WITHDRAWAL FROM FOREIGN SECURITIES DEPOSITORY. If a custody arrangement with a foreign Securities Depository no longer meets the eligibility requirements set forth Paragraph 5 below, AIM shall withdraw the Fund's Foreign Assets from the Securities Depository as soon as reasonably practicable.

DETERMINATION OF ELIGIBILITY. AIM shall determine a foreign Securities Depository to be an Eligible Foreign Securities Depository if it:

     F. Acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of securities or equivalent book-entries;

     G. Is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the Investment Company Act of 1940, as amended (the 1940 Act);


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

     H. Holds assets for the custodian that participates in the system on behalf of the Fund under safekeeping conditions no less favorable than the conditions that apply to other participants;

     I. Maintains records that identify the assets of each participant and segregates the system's own assets from the assets of participants;

     J. Provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant's account; and

     K. Is subject to periodic examination by regulatory authorities or independent accountants.

REPORTS AND OTHER INFORMATION.

     L. QUARTERLY REPORTS. AIM will submit to the Boards of Directors/Trustees a quarterly report listing all newly approved countries and all countries in which a Fund invested for the first time during the preceding quarter. Such report shall include a revised Appendix 1 to the Foreign Custody and Country Selection Procedures, if applicable, listing the approved countries. AIM will submit to the Boards of Directors/Trustees a quarterly report indicating changes to Eligible Foreign Securities Depositories to the extent such report is not provided by the Primary Custodian.

     M. OTHER REPORTS. AIM will notify the Boards of Directors/Trustees in writing of any material change in the Eligible Foreign Securities Depositories for a Fund that has not been reported by the Primary Custodian promptly after the occurrence of the material change.

SUPERSEDES PRIOR AGREEMENT. This Agreement supersedes and replaces the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement dated September 9, 1998, as amended.

LIABILITY OF AIM AND THE FUNDS. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of AIM or any of its officers, directors or employees, AIM shall not be subject to liability to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in connection with the responsibilities delegated hereunder. Any liability of AIM to one Fund shall not automatically impart liability on the part of AIM to any other Fund. No Fund shall be liable for the obligations of any other Fund.

DELEGATION TO SUB-ADVISORS. AIM may delegate its duties under this Agreement to the sub-advisors for certain Funds for which AIM serves as investment adviser. Such sub-advisors shall have the same obligations and shall be subject to the same standard of care as AIM is under this Agreement.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

     On behalf of itself and on behalf of its Funds listed on Schedule A hereto, as such Schedule may be amended from time to time:

                                        AIM ADVISOR FUNDS
                                        AIM EQUITY FUNDS
                                        AIM FLOATING RATE FUND
                                        AIM FUNDS GROUP
                                        AIM GROWTH SERIES
                                        AIM INTERNATIONAL FUNDS, INC.
                                        AIM INVESTMENT FUNDS
                                        AIM INVESTMENT SECURITIES FUNDS
                                        AIM SELECT REAL ESTATE INCOME FUND
                                        AIM SERIES TRUST
                                        AIM SPECIAL OPPORTUNITIES FUNDS
                                        AIM SUMMIT FUND
                                        AIM VARIABLE INSURANCE FUNDS
                                        GLOBAL INVESTMENT PORTFOLIO


Attest: /s/ P. Michelle Grace           By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary             Name: Robert H. Graham
                                        Title: President


                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Kevin M. Carome
        -----------------------------       ------------------------------------
        Assistant Secretary             Name: Kevin M. Carome
                                        Title: Senior Vice President


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

                                   SCHEDULE A
                                     TO THE
                       FOREIGN ASSETS DELEGATION AGREEMENT

AIM ADVISOR FUNDS

     -    AIM International Core Equity Fund
     -    AIM Real Estate Fund

AIM EQUITY FUNDS

     -    AIM Aggressive Growth Fund
     -    AIM Basic Value II Fund
     -    AIM Blue Chip Fund
     -    AIM Capital Development Fund
     -    AIM Charter Fund
     -    AIM Constellation Fund
     -    AIM Core Strategies Fund
     -    AIM Dent Demographic Trends Fund
     -    AIM Diversified Dividend Fund
     -    AIM Emerging Growth Fund
     -    AIM Large Cap Basic Value Fund
     -    AIM Large Cap Growth Fund
     -    AIM Mid Cap Growth Fund
     -    AIM U.S. Growth Fund
     -    AIM Weingarten Fund

AIM FLOATING RATE FUND

AIM FUNDS GROUP

     -    AIM Balanced Fund
     -    AIM Basic Balanced Fund
     -    AIM European Small Company Fund
     -    AIM Global Utilities Fund
     -    AIM Global Value Fund
     -    AIM International Emerging Growth Fund
     -    AIM Mid Cap Basic Value Fund
     -    AIM New Technology Fund
     -    AIM Premier Equity Fund
     -    AIM Premier Equity II Fund
     -    AIM Select Equity Fund
     -    AIM Small Cap Equity Fund

AIM GROWTH SERIES

     -    AIM Basic Value Fund
     -    AIM Mid Cap Core Equity Fund
     -    AIM Small Cap Growth Fund

AIM INTERNATIONAL FUNDS, INC.

     -    AIM Asia Pacific Growth Fund
     -    AIM European Growth Fund
     -    AIM Global Aggressive Growth Fund
     -    AIM Global Growth Fund
     -    AIM Global Income Fund
     -    AIM International Growth Fund

AIM INVESTMENT FUNDS

     -    AIM Developing Markets Fund
     -    AIM Global Energy Fund
     -    AIM Global Financial Services Fund
     -    AIM Global Health Care Fund
     -    AIM Global Science and Technology Fund
     -    AIM Libra Fund
     -    AIM Strategic Income Fund

AIM INVESTMENT SECURITIES FUNDS

     -    AIM High Yield Fund
     -    AIM High Yield Fund II
     -    AIM Income Fund
     -    AIM Intermediate Government Fund
     -    AIM Short Term Bond Fund
     -    AIM Total Return Bond Fund

AIM SPECIAL OPPORTUNITIES FUNDS

     -    AIM Opportunities I Fund
     -    AIM Opportunities II Fund
     -    AIM Opportunities III Fund

AIM SELECT REAL ESTATE INCOME FUND

AIM SERIES TRUST

     -    AIM Global Trends Fund

AIM SUMMIT FUND

AIM VARIABLE INSURANCE FUNDS

     -    AIM V.I. Aggressive Growth Fund
     -    AIM V.I. Balanced Fund
     -    AIM V.I. Basic Value Fund
     -    AIM V.I. Blue Chip Fund
     -    AIM V.I. Capital Appreciation Fund
     -    AIM V.I. Capital Development Fund
     -    AIM V.I. Core Equity Fund
     -    AIM V.I. Dent Demographic Trends Fund
     -    AIM V.I. Diversified Income Fund
     -    AIM V.I. Global Utilities Fund
     -    AIM V.I. Government Securities Fund
     -    AIM V.I. Growth Fund
     -    AIM V.I. High Yield Fund
     -    AIM V.I. International Growth Fund
     -    AIM V.I. Mid Cap Core Equity Fund
     -    AIM V.I. New Technology Fund
     -    AIM V.I. Premier Equity Fund


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